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Holland & Knight LLP | www.hklaw.com

May 5, 2023

Brown & Brown, Inc.

300 North Beach Street

Daytona Beach, Florida 32114

Re: Brown & Brown, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed or to be filed by Brown & Brown, Inc., a Florida corporation (the “Company”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of an unspecified amount of securities of the Company, consisting of the Company’s debt securities (the “Debt Securities”), shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), warrants for the purchase of Debt Securities or Common Stock (the “Warrants”) and units consisting of two or more of any of the Common Stock, Debt Securities and/or Warrants (the “Units”). The Debt Securities, the Common Stock, the Warrants and the Units are collectively referred to herein as the “Offered Securities” and each an “Offered Security.”

The Offered Securities may be offered and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement, (b) the Prospectus, (c) the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (d) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect, (e) the Indenture, dated as of September 18, 2014 (the “Existing Indenture”), between the Company and U.S. Bank National Association, as trustee, and (f) certain resolutions adopted by the Company’s Board of Directors (the “Board”) relating to the Offered Securities and related matters. We have also examined certain records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed necessary to deliver the opinions expressed below. In such examination, we have assumed, without inquiry or other investigation, (a) the legal capacity of each natural person executing the agreements described herein, (b) the authenticity of all documents submitted to us as original documents, (c) the completeness of all documents submitted to us, (d) the genuineness of all signatures, (e) the conformity to the authentic originals of all documents submitted to us as copies, (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, agreements, documents, instruments and certificates of public officials and representatives of the Company that we have reviewed as to certain factual matters material to this opinion letter, (g) that each certificate or copy of a public record furnished by public officials is authentic, accurate and complete, (h) that there have been no undisclosed modifications of any provision of any document reviewed by us and that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents, and (i) that each transaction complies with all tests of good faith, fairness and conscionability required by law. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties

Brown & Brown, Inc.

May 5, 2023

of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that any additional or subsequent indenture (together with the Existing Indenture, an “Indenture”) and any supplemental indenture to any Indenture will be duly authorized, executed and delivered by the trustee thereunder (the “Trustee”) and in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually or electronically authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, and that each will be governed by the laws of the State of New York.

We have also assumed that: (a) prior to the delivery of any Offered Security, the Board (or a duly established and authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded, (b) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (c) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby, (d) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (f) after the issuance of any shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Articles of Incorporation.

Based on such examination and subject to the foregoing assumptions, exceptions, qualifications and limitations, we express the following opinions:

1. With respect to the Debt Securities, when: (a) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (c) the Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2. With respect to the Common Stock, when: (a) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (b) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (c) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

Brown & Brown, Inc.

May 5, 2023

3. With respect to the Warrants, when: (a) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants and related matters, (b) one or more agreements incorporating the terms and other provisions of the Warrants has been duly executed and delivered by the Company and the applicable warrant agent appointed by the Company (each, a “Warrant Agreement”) and (c) the Warrants or certificates representing the Warrants have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Warrant Agreement (assuming the Offered Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor provided for therein, then the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. With respect to the Units, when: (a) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and establish the terms of the Units, the terms of the offering of such Units and related matters, (b) one or more agreements incorporating the terms and other provisions of the Units has been duly executed and delivered by the Company and the applicable unit agent appointed by the Company (each, a “Unit Agreement”) and (c) the Units or certificates representing the Units have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Unit Agreement (assuming any Offered Securities issuable upon exercise of the Offered Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor provided for therein, then the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

The laws covered by the opinions expressed herein are limited to the laws of the United States and the States of New York and Florida (the “Applicable Law”).

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein. This opinion letter is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in Applicable Law.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Brown & Brown, Inc.

May 5, 2023

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP